UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported) October 3, 2003


                             PERFECTDATA CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)


                                   California
                 (State or Other Jurisdiction of Incorporation)


                               0-12817 95-3087593
           (Commission File Number) (IRS Employer Identification No.)


               110 West Easy Street, Simi Valley, California 93065 (Address of Principal Executive Offices) (Zip Code)


                                 (805) 581-4000
              (Registrant's Telephone Number, Including Area Code)




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                    INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.  Other Events.

     On October 3, 2003, PerfectData Corporation ("PerfectData") entered into an Asset Purchase Agreement with Spray Products Corporation ("Spray") pursuant to which PerfectData agreed to sell substantially all the operating assets of PerfectData for a price equal to sum of the value of the inventory, collectible accounts receivable and $100,000, less the amount of the trade payables of PerfectData which are being assumed by Spray. A copy of the Asset Purchase Agreement is filed as Exhibit A hereto and is incorporated herein by this reference. Ten percent of the purchase price will be held in escrow pending the collection of certain receivables by Spray. PerfectData is not transferring any of its cash or cash equivalents as part of the transaction. The purchase price is deemed fair consideration for the assets because PerfectData had negotiated over a period of months with several potential purchasers. Spray is currently the major supplier to PerfectData of compressed gas dusters, which represents more than 85% of PerfectData's current sales.

     The holders of a majority of the outstanding shares of the PerfectData common stock had agreed, pursuant to an agreement dated as of July 15, 2003 (the "Shareholders Agreement") by and among Leland P. Polak, Joseph Mazin, William B. Wachtel as Trustee for the Digital Trust, a trust formed under the laws of the State of New York, Bryan Maizlish, Timothy D. Morgan, Tracie Savage, Harris A. Shapiro, Corey P. Schlossmann, Irene J. Marino and PerfectData, to authorize PerfectData to sell its inventory, intellectual property and business operations and that, whenever shareholder approval was requested, they would consent. A copy of the Shareholders Agreement was filed as Exhibit 10 to PerfectData's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2003 and is incorporated herein as Exhibit B hereto by this reference. Whenever PerfectData hereafter seeks approval from its shareholders of its previously announced transaction with SuperCom Ltd. ("SuperCom"), an Israeli company, in connection with the holding of PerfectData's Annual Meeting of Shareholders, PerfectData will obtain the consents from the shareholders who are parties to the Shareholders Agreement and, in the proxy material related to the Annual Meeting and approval of the SuperCom transaction, will give notice (the "Notice"), pursuant to Section 603 of the California General Corporation Law, to the shareholders who did not consent.

     The closing of the sale of the assets shall occur on the 21st day after the sending of the Notice. In the event either party terminates the Asset Purchase Agreement in violation thereof, or is unable to close, that party shall pay a break-up fee of $100,000 to the other party.

     Beginning November 1, 2003, if the Asset Purchase Agreement is not terminated, then Spray shall act as a manager for the fulfillment of orders from PerfectData's customers. As compensation for Spray's services, Spray is entitled to a fee of 7 1/2% of the Net Sales (as such term is defined), payable monthly.

     The PerfectData Board of Directors has elected to sell the operating business assets of PerfectData because PerfectData is continuing to operate at a loss, thereby diluting its cash position, which is its principal current asset. The Board and the shareholders who are parties to the Shareholders Agreement had concluded that this was in the best interests of PerfectData and its shareholders even if no transaction with SuperCom was consummated. In addition, SuperCom is requiring that PerfectData dispose of its current operations prior to consummation of the SuperCom transaction.

Item 7.  Financial Statements and Exhibits.

          (a) Financial statements of businesses acquired:

              None

          (b) Proforma financial information:

              None

          (c) Exhibits

              Number            Exhibit
              A                 Asset Purchase Agreement entered into as of
                                October 3, 2003 by and between PerfectData
                                Corporation and Spray Products Corporation.

              B Agreement dated as of July 15, 2003 by and among certain principal shareholders, the directors and the executive officers of PerfectData Corporation (incorporated by reference to PerfectData's Quarterly
                                Report on Form 10-QSB for the quarter ended
                                June 30, 2003).


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                  PERFECTDATA CORPORATION
                                                  -----------------------
                                                  (Registrant)



     Date  October 8, 2003                        By  /s/ Harris A. Shapiro
                                                      ---------------------
                                                      (Signature)
                                                       Harris A. Shapiro
                                                       Chairman of the Board and
                                                       Chief Executive Officer

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                                                           E-1
                             Exhibit Filed with Report




     Number                      Exhibit                           Page
     ------                      -------                           ----
        A              Asset Purchase Agreement entered             E-2
                       into as of October 3, 2003 by and
                       between PerfectData Corporation and
                       Spray Products Corporation